UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 7, 2007

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
 (Commission File Number)

Delaware	95-4658730
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

310 Golden Shore, Long Beach, CA  90802
 (Address of principal executive offices, with zip code)

(562) 628-1007
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02b Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Principal Officers.

On September 7, 2007, Curtis A. Cluff, Executive Vice President, Corporate Development and Operations, of Obagi Medical Products, Inc. (the “Company”), tendered his resignation effective December 31, 2007.

On September 7, 2007, the Company and Mr. Cluff entered into a separation agreement and general release (the “Separation Agreement”) pursuant to which Mr. Cluff’s employment relationship with the Company will end on December 31, 2007; provided, however, that Mr. Cluff may resign on an earlier date or in the event that Mr. Cluff fails to perform his assigned duties to the Company’s reasonable satisfaction, then the Company may terminate his employment on an earlier date.  During this period, Mr. Cluff will continue to receive his current salary and benefits and Mr. Cluff will be transitioning his duties and responsibilities to others.  If Mr. Cluff remains employed through December 31, 2007 and executes and delivers a second separation agreement and general release, then the Company will provide Mr. Cluff with a transition success payment in the amount of $49,666.68 less applicable withholding taxes in a lump sum within ten days of the delivery of the executed second  separation agreement and general release.  Mr. Cluff released and discharged any claims that he may have had as of the date of the Separation Agreement against the Company and its current and former owners, shareholders, employees, agents, attorneys, representatives, related companies, assigns as well as other related parties. The Separation Agreement also requires Mr. Cluff to maintain the confidentiality of all confidential and proprietary information of the Company and contains the agreement of Mr. Cluff to execute a lock up agreement to the extent requested by the Company.

The description of the Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing Mr. Curtis’ resignation, which is attached as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Seperation Agreement and General Release between OMP, Inc. and Curtis A. Cluff dated September 7, 2007
99.1	Press Release of Obagi Medical Products, Inc. dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: September 11, 2007	By:	/s/ Stephen A. Garcia
Stephen A. Garcia
Chief Financial Officer